----------------------------------------------------------------



                             NOTE PURCHASE AGREEMENT

                            Dated as of July 31, 2001

                                      Among

                           CONTINENTAL AIRLINES, INC.,

                            WILMINGTON TRUST COMPANY,
                        as Pass Through Trustee under the
                          Pass Through Trust Agreement

                            WILMINGTON TRUST COMPANY,
                        as Subordination Agent under each
                         of the Intercreditor Agreements

                WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
                                 as Escrow Agent

                                       and

                            WILMINGTON TRUST COMPANY,
                                 as Paying Agent







        ----------------------------------------------------------------

                        INDEX TO NOTE PURCHASE AGREEMENT

                                                                            Page

SECTION 1A.  Sale of Series D Equipment
            Notes on the Issuance Date.........................................4
SECTION 1.  Financing of New Aircraft..........................................5
SECTION 2.  Conditions Precedent...............................................9
SECTION 3.  Representations and Warranties.....................................9
SECTION 4.  Covenants.........................................................15
SECTION 5.  Notices...........................................................17
SECTION 6.  Expenses..........................................................18
SECTION 7.  Further Assurances................................................18
SECTION 8.  Miscellaneous.....................................................18
SECTION 9.  Governing Law.....................................................19

                                    Schedules

Schedule I      Owned Aircraft
Schedule II     Eligible Aircraft and Scheduled Delivery Months
Schedule III    Original Intercreditor Agreements
Schedule IV     Mandatory Document Terms
Schedule V      Mandatory Economic Terms

                                      ANNEX

Annex A  Definitions

                                    EXHIBITS

Exhibit A-1     Form of PA Amendment
Exhibit A-2     Form of Indenture Amendment
Exhibit B       Form of Delivery Notice
Exhibit C       Form of Opinion of Hughes Hubbard & Reed LLP
Exhibit D       Form of Opinion of the Continental Airlines Legal Department
Exhibit E       Form of Opinion of Richards, Layton & Finger
Exhibit F       Form of Opinion of Lytle Soule & Curlee
Exhibit G       Additional Subordination Provisions for Series D Equipment Notes

                             NOTE PURCHASE AGREEMENT

            This NOTE PURCHASE AGREEMENT, dated as of July 31, 2001, among
(i)CONTINENTAL AIRLINES, INC., a Delaware corporation (the "COMPANY"),
(ii)WILMINGTON TRUST COMPANY ("WTC"), a Delaware banking corporation, not in its individual capacity except as otherwise expressly provided herein, but solely as trustee (in such capacity together with its successors in such capacity, the "PASS THROUGH TRUSTEE") under the Pass Through Trust Agreement (as defined below), (iii) WILMINGTON TRUST COMPANY, a Delaware banking corporation, as subordination agent and trustee (in such capacity together with its successors in such capacity, the "SUBORDINATION AGENT") under each of the Intercreditor Agreements (as defined below), (iv) WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, (formerly known as First Security Bank, National Association) ("WFB") a national banking association, as Escrow Agent (in such capacity together with its successors in such capacity, the "ESCROW AGENT"), under the Escrow and Paying Agent Agreement (as defined below) and (v) WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Paying Agent (in such capacity together with its successors in such capacity, the "PAYING AGENT") under the Escrow and Paying Agent Agreement.

                              W I T N E S S E T H:

            WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in Annex A hereto and each reference therein to any agreement shall mean such agreement as at any time and from time to time amended including, without limitation, each amendment to the Financing Agreements contemplated hereby;

            WHEREAS, under the terms of seven series of Continental Airlines pass through certificates previously issued, the Series 1997-4, 1998-1, 1998-3, 1999-1, 1999-2, 2000-1 and 2000-2 (the "PRIOR SERIES"), the Company is entitled to sell Series D Equipment Notes secured by aircraft financed under each Prior Series;

            WHEREAS, the Company has purchased the aircraft listed on Schedule I hereto (the "OWNED AIRCRAFT") prior to the date of this Agreement utilizing the proceeds of the sale of secured equipment notes acquired by the pass through trustees under the Prior Series;

            WHEREAS, the Company has obtained commitments from the Manufacturer pursuant to the Aircraft Purchase Agreement for the delivery of the sixteen aircraft listed in Schedule II hereto (together with any aircraft substituted therefor in accordance with the Aircraft Purchase Agreement prior to the delivery thereof, the "ELIGIBLE AIRCRAFT"), and the Company expects to purchase after the date of this Agreement utilizing the proceeds of the sale of secured equipment notes to be acquired by the pass through trustees under the 2000-2 Note Purchase Agreement and of the Series D Equipment Notes purchased pursuant to this Agreement two of the ten Boeing 737-824 aircraft and two of the six Boeing 737-924 Aircraft included in the Eligible Aircraft (such aircraft to be financed hereunder, the "NEW AIRCRAFT");

            WHEREAS, pursuant to the Basic Pass Through Trust Agreement and the Trust Supplement No. 2001-2D-O (such Agreement, as so supplemented, the "PASS THROUGH TRUST AGREEMENT"), a grantor trust (the "PASS THROUGH TRUST") has been created to facilitate certain of the transactions contemplated hereby, including, without limitation, the issuance and sale of Class D pass through certificates pursuant thereto (collectively, the "CERTIFICATES");

            WHEREAS, in connection with each Prior Series, the Subordination Agent, the pass through trustees for such Prior Series and the liquidity providers for such Prior Series entered into an Intercreditor Agreement for such Prior Series, and such Intercreditor Agreements, which are listed on Schedule III hereto (the "ORIGINAL INTERCREDITOR AGREEMENTS"), will be amended pursuant to this Agreement to add the Pass Through Trustee as a party thereto and to provide for the subordination of the Certificates with respect to Series D Equipment Notes relating to the applicable Prior Series (as so amended, the "INTERCREDITOR AGREEMENTS");

            WHEREAS, the Company has entered into the Underwriting Agreement, dated as of July 13, 2001 (the "UNDERWRITING AGREEMENT") with the underwriters named therein (the "UNDERWRITERS") which provides that on the date of this Agreement the Company will cause the Pass Through Trustee to issue and sell the Certificates to the Underwriters;

            WHEREAS, as required by the Note Purchase Agreement under each Prior Series and the Underwriting Agreement, the Company has obtained confirmation from the Rating Agencies that the terms of the Certificates will not result in a withdrawal, suspension or downgrading of the ratings of the pass through certificates of any Prior Series;

            WHEREAS, pursuant to terms of the Pass Through Trust Agreement and this Agreement, on the date of this Agreement the Pass Through Trustee will purchase, and the Company will issue and sell, the Series D Equipment Notes in the respective principal amounts listed on Schedule I hereto, which shall be secured by, among other things, the related Owned Aircraft set forth on such Schedule;

            WHEREAS, (i) the Escrow Agent and the Depositary have entered into the Deposit Agreement (the "DEPOSIT AGREEMENT") whereby the Escrow Agent agreed to direct the Underwriters to make the deposits referred to therein on the Issuance Date in the amount of the proceeds from the sale of the Certificates not used to purchase Series D Equipment Notes on the Issuance Date (the "INITIAL DEPOSITS") and to permit the Pass Through Trustee to make additional deposits from time to time thereafter (the Initial Deposits together with such additional deposits are collectively referred to as the "DEPOSITS") and (ii) the Pass Through Trustee, Underwriters, Paying Agent and Escrow Agent have entered into the Escrow and Paying Agent Agreement (the "ESCROW AND PAYING AGENT AGREEMENT") whereby, among other things, (a) the Underwriters agreed to deliver an amount equal to the amount of the Initial Deposits to the Depositary on behalf of the Escrow Agent and (b) the Escrow Agent, upon the Depositary receiving such amount, agreed to deliver escrow receipts to be affixed to each Certificate;

            WHEREAS, prior to the financing of each New Aircraft, the Company will give to the Pass Through Trustee a Delivery Notice (as defined below);

            WHEREAS, upon receipt of a Delivery Notice with respect to a New Aircraft, subject to the terms and conditions of this Agreement, the Pass Through Trustee will enter into the Financing Agreements relating to such New Aircraft; and

            WHEREAS, upon the financing of each New Aircraft, the Pass Through Trustee will fund its purchase of Series D Equipment Notes with the proceeds of one or more Deposits withdrawn by the Escrow Agent under the Deposit Agreement;

            NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

            SECTION 1A. SALE OF SERIES D EQUIPMENT NOTES ON THE ISSUANCE DATE.
(a) Subject to the satisfaction of the conditions set forth in Section 1A(b), at the closing under the Underwriting Agreement, simultaneously with the purchase and sale of the Certificates thereunder, the applicable parties hereto shall take the following action:

            (i) The Company and the Subordination Agent under each Original Intercreditor Agreement shall enter into the Intercreditor Agreement Amendment applicable to such Original Intercreditor Agreement;

            (ii) The Company, the Pass Through Trustee, the applicable Subordination Agent and the applicable Loan Trustee shall enter into a PA Amendment with respect to each Owned Aircraft Participation Agreement;

            (iii) The Company and the applicable Loan Trustee shall enter into an Indenture Amendment with respect to each Owned Aircraft Indenture;

            (iv) The Company shall issue pursuant to each Owned Aircraft Indenture, as amended by the Indenture Amendment, a Series D Equipment Note in the principal amount set forth on Schedule I hereto corresponding to such Owned Aircraft Indenture and shall deliver each such Series D Equipment Note, against receipt of the payment referred to in Section 1 A(a)(v), to the Subordination Agent for the Prior Series relating to such Owned Aircraft Indenture, as set forth on Schedule I hereto, to be held for the benefit of the Pass Through Trustee in accordance with the applicable Intercreditor Agreement; and

            (v) The Pass Through Trustee shall pay to the Company $194,004,524, by wire transfer of immediately available funds.

            (b) The obligations of the Pass Through Trustee, the Subordination Agent and the Loan Trustees to take the actions set forth in Section 1A(a) are subject to the fulfillment of the following conditions precedent:

            (i) The Pass Through Trustee shall have received the following documents:

               (1) the broker's report and insurance certificates described in Section E of Annex B of each Owned Aircraft Indenture with respect to each Owned Aircraft;

               (2) the following opinions of counsel, in each case dated the Issuance Date:

               (A) an opinion of Hughes Hubbard & Reed LLP, special counsel to the Company, substantially in the form of Exhibit C;

               (B) an opinion of the Company's Legal Department, substantially in the form of Exhibit D;

               (C) an opinion of Richards, Layton & Finger, special counsel to the Loan Trustees, substantially in the form of Exhibit E; and

               (D) an opinion of Lytle Soule & Curlee, special counsel in Oklahoma City, Oklahoma, substantially in the form of Exhibit F.

            (ii) The Loan Trustee with respect to each Owned Aircraft Indenture shall be entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of the Owned Aircraft secured under such Owned Aircraft Indenture and to enforce any of its other rights or remedies as provided in the Owned Aircraft Indenture in the event of a case under Chapter 11 of the Bankruptcy Code in which the Company is a debtor.

            (iii) On the Issuance Date the Indenture Amendments shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA in accordance with the Act.

            SECTION 1. FINANCING OF NEW AIRCRAFT. (a) The Company confirms that it has entered into the Aircraft Purchase Agreement with the Manufacturer pursuant to which the Company has agreed to purchase, and the Manufacturer has agreed to deliver, the Eligible Aircraft in the months specified in Schedule II hereto, all on and subject to terms and conditions specified in the Aircraft Purchase Agreement. The Company agrees to finance each New Aircraft that is financed under the 2000-2 Note Purchase Agreement as an "Owned Aircraft" (as defined therein) in the manner provided herein, all on and subject to the terms and conditions hereof and of the relevant Financing Agreements.

            (b) In furtherance of the foregoing, the Company agrees to give the parties hereto, the Depositary and each of the Rating Agencies not less than two

Business Days' prior notice substantially in the form of Exhibit B hereto (a "DELIVERY NOTICE") of the scheduled delivery date under the Aircraft Purchase Agreement (the "SCHEDULED DELIVERY DATE") (or, in the case of a substitute Delivery Notice under Section 1(e) or (f) hereof, one Business Day's prior notice) in respect of each New Aircraft to be financed hereunder, which notice shall:

            (i) specify the Scheduled Delivery Date of such New Aircraft (which shall be a Business Day before the Cut-off Date and, except as provided in
Section 1(f) hereof, the date (the "FUNDING DATE") on which the financing therefor in the manner provided herein shall be consummated);

            (ii) instruct the Pass Through Trustee to instruct the Escrow Agent to provide a Notice of Purchase Withdrawal to the Depositary with respect to the Series D Equipment Notes to be issued in connection with the financing of such New Aircraft;

            (iii) instruct the Pass Through Trustee to enter into the New Participation Agreement included in the Financing Agreements with respect to such New Aircraft in such form and at such a time on or before the Funding Date specified in such Delivery Notice and to perform its obligations thereunder; and

            (iv) specify the aggregate principal amount of the Series D Equipment Notes to be issued, and purchased by the Pass Through Trustee, in connection with the financing of such New Aircraft scheduled to be delivered on such Funding Date (which shall in all respects comply with the Mandatory Economic Terms).

            (c) Upon receipt of a Delivery Notice, the Pass Through Trustee shall, and shall cause the Subordination Agent to, enter into and perform their obligations under the New Participation Agreement specified in such Delivery Notice, PROVIDED that such New Participation Agreement and the New Indenture to be entered into pursuant to such New Participation Agreement shall be in the forms thereof annexed to the 2000-2 Note Purchase Agreement (modified as provided in the PA Amendment and the Indenture Amendment, respectively) in all material respects and, if modified in any material respect, as to which Rating Agency Confirmation shall have been obtained from each Rating Agency by the Company (to be delivered by the Company to the Pass Through Trustees on or before the relevant Funding Date, it being understood that if Rating Agency Confirmation shall have been received with respect to any Financing Agreements and such Financing Agreements are utilized for subsequent New Aircraft (or Substitute Aircraft) without material modifications, no additional Rating Agency

Confirmation shall be required); PROVIDED, HOWEVER, that the relevant Financing Agreements as executed and delivered shall not vary the Mandatory Economic Terms and shall contain the Mandatory Document Terms. The Company shall pay the reasonable costs and expenses of the Rating Agencies in connection with obtaining any such Rating Agency Confirmation. With respect to each New Aircraft, the Company shall cause WTC (or such other person that meets the eligibility requirements to act as loan trustee under the Indenture) to execute as Loan Trustee the Financing Agreements relating to such New Aircraft to which such Loan Trustee is intended to be a party, and shall concurrently therewith execute such Financing Agreements to which the Company is intended to be a party and perform its respective obligations thereunder. Upon the request of either Rating Agency, the Company shall deliver or cause to be delivered to each Rating Agency a true and complete copy of each Financing Agreement relating to the financing of each New Aircraft together with a true and complete set of the closing documentation (including legal opinions) delivered to the related Loan Trustee, Subordination Agent and Pass Through Trustee under the related Participation Agreement and a true and complete set of the closing documentation (including legal opinions) delivered pursuant to Section 1A(b) of this Agreement.

            (d) [Intentionally omitted.]

            (e) If after giving any Delivery Notice, there shall be a delay in the delivery of the Eligible Aircraft referred to therein, or if on the Scheduled Delivery Date of the Eligible Aircraft the financing thereof in the manner contemplated hereby shall not be consummated for whatever reason, the Company shall give the parties hereto prompt notice thereof. Concurrently with the giving of such notice of postponement or subsequently, the Company may give the parties hereto a substitute Delivery Notice specifying the date to which delivery and related financing of such Eligible Aircraft or of another Eligible Aircraft of the same type in lieu thereof shall have been re-scheduled (which shall be a Business Day before the Cut-off Date on which the Escrow Agent shall be entitled to withdraw one or more Deposits under the Deposit Agreement to enable the Pass Through Trustee to fund its purchase of the Series D Equipment Notes). Upon receipt of any such notice of postponement, the Pass Through Trustee shall comply with its obligations under Section 5.01 of the Trust Supplement and thereafter the financing of such Eligible Aircraft, as specified in such substitute Delivery Notice, shall take place on the re-scheduled Delivery Date therefor (all on and subject to the terms and conditions of the relevant Financing Agreements) unless further postponed as provided herein.

            (f) The Company shall have the right, anything in this Section 1 to the contrary notwithstanding, to accept delivery of a New Aircraft under the Aircraft Purchase Agreement on the Delivery Date thereof by utilization of bridge financing of such New Aircraft and promptly thereafter give the parties hereto a Delivery Notice specifying a Funding Date not later than 90 days after the Delivery Date of such New Aircraft and no later than the Cut-off Date and otherwise complying with the provisions of Section 1(b) hereof. All other terms and conditions of this Note Purchase Agreement shall apply to the financing of any such New Aircraft on the re-scheduled Funding Date therefor except (i) the re-scheduled Funding Date shall be deemed the Delivery Date of such New Aircraft for all purposes of this Section 1 and (ii) the related Financing Agreements shall be amended to reflect the original delivery of such New Aircraft to the Company.

            (g) If the Scheduled Delivery Date for any Eligible Aircraft is delayed (a) more than 30 days beyond the last day of the month set forth opposite such Eligible Aircraft under the heading "Scheduled Delivery Months" in
Schedule II hereto or (b) beyond February 1, 2002, the Company may identify for delivery a substitute aircraft therefor to be financed hereunder and under the 2000-2 Note Purchase Agreement and meeting the following conditions (a "SUBSTITUTE AIRCRAFT"): (i) a Substitute Aircraft must be a Boeing 737-800 or 737-900 aircraft manufactured after the date of the 2000-2 Note Purchase Agreement, (ii) one or more Substitute Aircraft of the same or different types may be substituted for one or more Eligible Aircraft of the same or different types so long as after giving effect thereto such substitution does not vary the Mandatory Economic Terms and (iii) the Company shall be obligated to obtain Rating Agency Confirmation in respect of the replacement of any Eligible Aircraft by Substitute Aircraft. Upon the satisfaction of the conditions set forth above with respect to a Substitute Aircraft, the Eligible Aircraft to be replaced shall cease to be subject to this Agreement and all rights and obligations of the parties hereto concerning such Eligible Aircraft shall cease, and such Substitute Aircraft shall become and thereafter be subject to the terms and conditions of this Agreement to the same extent as such Eligible Aircraft.

            (h) The Company shall have no liability for the failure of the Pass Through Trustee to purchase Series D Equipment Notes with respect to any New Aircraft or Substitute Aircraft.

            (i) Anything herein to the contrary notwithstanding, the Company shall not have the right, and shall not be entitled, at any time to request the issuance of Series D Equipment Notes to the Pass Through Trustee in an aggregate principal amount in excess of the amount of the Deposits then available for withdrawal by the Escrow Agent under and in accordance with the provisions of the Deposit Agreement.

            SECTION 2. CONDITIONS PRECEDENT. The obligation of the Pass Through Trustee to enter into, and to cause the Subordination Agent to enter into, any New Participation Agreement as directed pursuant to a Delivery Notice and to perform its obligations thereunder is subject to satisfaction of the following conditions:

            (a) no Triggering Event shall have occurred; and

            (b) the Company shall have delivered a certificate to the Pass Through Trustee stating that (i) such New Participation Agreement and the other Financing Agreements to be entered into pursuant to such New Participation Agreement do not vary the Mandatory Economic Terms and contain the Mandatory Document Terms, and (ii) any substantive modification of such Financing Agreements from the forms of Financing Agreements contemplated by this Agreement do not materially and adversely affect the Certificateholders, and such certification shall be true and correct.

            Anything herein to the contrary notwithstanding, the obligation of the Pass Through Trustee to purchase the Series D Equipment Notes shall terminate on the Cut-off Date.

            SECTION 3. REPRESENTATIONS AND WARRANTIES. (a) The Company represents and warrants that:

               (i) the Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is a "citizen of the United States" as defined in Section 40102(a)(15) of the Act, and has the full corporate power, authority and legal right under the laws of the State of Delaware to execute and deliver this Agreement, each Intercreditor Agreement Amendment, each PA Amendment, each Indenture Amendment, each Series D Equipment Note referred to in
          Section 1A hereof and each Financing Agreement (each of the foregoing documents being herein called a "TRANSACTION DOCUMENT" and, collectively, the "TRANSACTION DOCUMENTS") and to carry out the obligations of the Company under each Transaction Document to which it will be a party;

               (ii) the execution and delivery by the Company of each Transaction Document and the performance by the Company of its obligations under each Transaction Document have been duly authorized by the Company and will not violate its Certificate of Incorporation or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound;

               (iii) this Agreement constitutes, and each other Transaction Document when executed and delivered by the Company will constitute, the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

               (iv) Except for the filing for recordation (and recordation) of the Indenture Amendments under the Act and the filing of continuation statements or "in lieu" financing statements to continue the effectiveness of the "Financing Statements" (as defined in each Owned Aircraft Indenture), no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the UCC (as defined in the Owned Aircraft Indentures)) is necessary in order to establish and perfect the Loan Trustee's security interest in each Owned Aircraft as against the Company and any other Person, in each case, in any applicable jurisdictions in the United States;

               (v) The Company is a "U.S. Air Carrier" (as defined in the Owned Aircraft Indentures) and holds all licenses, permits and franchises from the appropriate government entities necessary to authorize the Company to lawfully engage in air transportation and to carry on scheduled commercial passenger service as currently conducted, except where the failure to so hold any such license, permit or franchise would not give rise to a "Material Adverse Change" (as defined in the Owned Aircraft Indentures) to the Company;

               (vi) The Company is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

               (vii) Neither the Company nor any person authorized to act on its behalf has directly or indirectly offered any beneficial interest or Security (as defined in the Owned Aircraft Indentures) relating to the ownership of the Owned Aircraft, or any of the Equipment Notes or any other interest in or security under the Owned Aircraft Indentures, for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any person in violation of the Securities Act of 1933, as amended; and

               (viii) The Loan Trustee is entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of each Owned Aircraft and to enforce any of its other rights or remedies as provided in the Owned Aircraft Indentures in the event of a case under Chapter 11 of the Bankruptcy Code in which the Company is a debtor.

          (b) WTC represents and warrants that:

               (i) WTC is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is a "citizen of the United States" as defined in Section 40102(a)(15) of the Act, and has the full corporate power, authority and legal right under the laws of the State of Delaware and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver each Transaction Document to which it will be a party and to carry out the obligations of WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, under each Transaction Document to which it will be a party;

               (ii) the execution and delivery by WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, of each Transaction Document and the performance by WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, of its obligations under each Transaction Document have been duly authorized by WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

               (iii) this Agreement constitutes, and each other Transaction Document to which it will be a party when executed and delivered by WTC will constitute, the legal, valid and binding obligations of WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

            (c) The Pass Through Trustee hereby confirms to each of the other parties hereto that its representations and warranties set forth in Section 7.15 of the Basic Pass Through Trust Agreement and Section 5.04 of each Trust Supplement are true and correct as of the date hereof.

            (d) The Subordination Agent represents and warrants that:

               (i) the Subordination Agent is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has the full corporate power, authority and legal right under the laws of the State of Delaware and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver each Transaction Document to which it is or will be a party and to perform its obligations under each Transaction Document to which it is or will be a party;

               (ii) this Agreement has been duly authorized, executed and delivered by the Subordination Agent; this Agreement constitutes, and each other Transaction Document to which it will be a party when executed and delivered by it will constitute, the legal, valid and binding obligations of the Subordination Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

               (iii) none of the execution, delivery and performance by the Subordination Agent of any Transaction Document to which it is or will be a party contravenes any law, rule or regulation of the State of Delaware or any United States governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Subordination Agent and do not contravene the Subordination Agent's articles of association or by-laws or result in any breach of, or constitute a default under, any agreement or instrument to which the Subordination Agent is a party or by which it or any of its properties may be bound;

               (iv) neither the execution and delivery by the Subordination Agent of this Agreement or any other Transaction Document to which it is or will be a party nor the consummation by the Subordination Agent of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any Delaware governmental authority or agency or any federal governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers;

               (v) there are no Taxes payable by the Subordination Agent imposed by the State of Delaware or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Subordination Agent of this Agreement or any other Transaction Document to which it is or will be a party (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreements or any of the Liquidity Facilities), and there are no Taxes payable by the Subordination Agent imposed by the State of Delaware or any political subdivision thereof in connection with the acquisition, possession or ownership by the Subordination Agent of any of the Series D Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreements or any of the Liquidity Facilities); and

               (vi) there are no pending or threatened actions or proceedings against the Subordination Agent before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Subordination Agent to perform its obligations under this Agreement or any other Transaction Document to which it is or will be a party.

          (e) The Escrow Agent represents and warrants that:

               (i) the Escrow Agent is a national banking association duly incorporated, validly existing and in good standing under the laws of the United States and has the full corporate power, authority and legal right under the laws of the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement, the Deposit Agreement and the Escrow and Paying Agent Agreement (collectively, the "ESCROW AGENT AGREEMENTS") and to carry out the obligations of the Escrow Agent under each of the Escrow Agent Agreements;

               (ii) the execution and delivery by the Escrow Agent of each of the Escrow Agent Agreements and the performance by the Escrow Agent of its obligations hereunder and thereunder have been duly authorized by the Escrow Agent and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

               (iii) each of the Escrow Agent Agreements constitutes the legal, valid and binding obligations of the Escrow Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

          (f) The Paying Agent represents and warrants that:

               (i) the Paying Agent is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the full corporate power, authority and legal right under the laws of the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and the Escrow and Paying Agent Agreement (collectively, the "PAYING AGENT AGREEMENTS") and to carry out the obligations of the Paying Agent under each of the Paying Agent Agreements;

               (ii) the execution and delivery by the Paying Agent of each of the Paying Agent Agreements and the performance by the Paying Agent of its obligations hereunder and thereunder have been duly authorized by the Paying Agent and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

               (iii) each of the Paying Agent Agreements constitutes the legal, valid and binding obligations of the Paying Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

            SECTION 4. COVENANTS. (a) The Company covenants with each of the other parties hereto that:

            (i) promptly upon the recordation of the Indenture Amendments pursuant to the Act, the Company will cause Lytle Soule & Curlee, special counsel in Oklahoma City, Oklahoma, to deliver to the Company, the Pass Through

Trustee and the Loan Trustee with respect to each Owned Aircraft Indenture a favorable opinion or opinions addressed to each of them with respect to such recordation;

            (ii) subject to Section 4(a)(iv) of this Agreement, the Company shall at all times maintain its corporate existence and shall not wind up, liquidate or dissolve or take any action, or fail to take any action, that would have the effect of any of the foregoing;

            (iii) the Company shall at all times remain a U.S. Air Carrier (as defined in the Financing Agreements) and shall at all times be otherwise certificated and registered to the extent necessary to entitle the Loan Trustee to the rights afforded to secured parties of aircraft equipment under Section 1110;

            (iv) Section 4.07 of each Indenture is hereby incorporated by reference herein;

            (v) the Company agrees to provide written notice to each of the parties hereto of the occurrence of the Cut-off Date no later than one Business Day after the date thereof; such notice to refer specifically to the Pass Through Trustee's obligation to assign, transfer and deliver all of its right, title and interest to the Trust Property (as defined in the Pass Through Trust Agreement) to the trustee of the Related Trust (as defined in the Pass Through Trust Agreement) in accordance with Section 7.01 of each of the Trust Supplements;

            (vi) the Company agrees, for the benefit of the Subordination Agent for each Prior Series, that if the Series D Equipment Notes issued pursuant to any Indenture relating to such Prior Series and sold pursuant to this Agreement have been repaid in full, the Company shall not thereafter issue new Series D Equipment Notes under such Indenture (the "SUBSEQUENT D EQUIPMENT NOTES") unless it shall have obtained written confirmation from each Rating Agency that the issuance of such Subsequent D Equipment Notes will not result in (i) a reduction of the rating for any class of pass through certificates of such Prior Series below the then current rating for such class of pass through certificates or
(ii) a withdrawal or suspension of the rating of any class of pass through certificates of such Prior Series. If any Subsequent D Equipment Notes are initially issued to other than a pass through trustee that becomes a party to the Intercreditor Agreement for such Prior Series, the Company will cause (i) such Subsequent D Equipment Notes to be subject to the provisions of such Intercreditor Agreement that allow the "Controlling Party" (as defined in such Intercreditor Agreement), during the continuance of an "Indenture Default" (as defined in such Intercreditor Agreement), to direct the Loan Trustee in taking action under the applicable Indenture and (ii) the Indenture under which such Subsequent D Equipment Notes are issued to include the provisions set forth in Exhibit G to this Agreement;

            (vii) the Company will use commercially reasonable efforts to file on or before the Issuance Date "in lieu" financing statements with the Delaware Secretary of State in order to continue the effectiveness of the "Financing Statements" (as defined in each Owned Aircraft Indenture) under Revised Article 9 of the Uniform Commercial Code and, to the extent the Company does not make such filing with respect to any Owned Aircraft Indenture by such time, it will do so promptly after the Issuance Date (and in any event within 30 days thereafter); and

            (viii) the Company will promptly furnish to either Underwriter, the Pass Through Trustee or any Subordination Agent, upon its written request, copies of each Owned Aircraft Participation Agreement and Owned Aircraft Indenture, PROVIDED that the Company shall be obligated to furnish such copies to each Underwriter only once.

            (b) WTC, in its individual capacity, covenants with each of the other parties to this Agreement that it will, immediately upon obtaining knowledge of any facts that would cast doubt upon its continuing status as a "citizen of the United States" as defined in Section 40102(a)(15) of the Act and promptly upon public disclosure of negotiations in respect of any transaction which would or might adversely affect such status, notify in writing all parties hereto of all relevant matters in connection therewith. Upon WTC giving any such notice, WTC shall, subject to Section 9.01 of any Indenture then entered into, resign as Loan Trustee in respect of such Indenture.

            SECTION 5. NOTICES. Unless otherwise specifically provided herein, all notices required or permitted by the terms of this Agreement shall be in English and in writing, and any such notice shall become effective upon being delivered personally or, if promptly confirmed by mail, when dispatched by facsimile or other written telecommunication, addressed to such party hereto at its address or facsimile number set forth below the signature of such party at the foot of this Agreement.

            SECTION 6. EXPENSES. So long as no Series D Equipment Notes have been issued in respect of any New Aircraft, the Company agrees to pay (i) all compensation and reimbursement of expenses, disbursements and advances payable by the Company under the Pass Through Trust Agreement, and (ii) in the event the Company requests any amendment to any Operative Agreement, all reasonable fees and expenses (including, without limitation, fees and disbursements of counsel) of the Escrow Agent and/or the Paying Agent in connection therewith.

            SECTION 7. FURTHER ASSURANCES. Each party hereto shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as any other party hereto shall reasonably request in connection with its administration of, or to carry out more effectually the purposes of, or to better assure and confirm unto it the rights and benefits to be provided under, this Agreement.

            SECTION 8. MISCELLANEOUS. (a) Provided that the transactions contemplated hereby have been consummated, and except as otherwise provided for herein, the representations, warranties and agreements herein of the Company, the Subordination Agent, the Escrow Agent, the Paying Agent and the Pass Through Trustee, and the Company's, the Subordination Agent's, the Escrow Agent's, the Paying Agent's and the Pass Through Trustee's obligations under any and all thereof, shall survive the expiration or other termination of this Agreement and the other agreements referred to herein.

            (b) This Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Agreement, including a signature page executed by each of the parties hereto, shall be an original counterpart of this Agreement, but all of such counterparts together shall constitute one instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. The index preceding this Agreement and the headings of the various Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the Company and its successors and permitted assigns, the Pass Through Trustee and its successors as Pass Through Trustee (and any additional trustee appointed) under the Pass Through Trust Agreement, the Escrow Agent and its successors as Escrow Agent under the Escrow and Paying Agent Agreement, the Paying Agent and its successors as Paying Agent under the Escrow and Paying Agent Agreement and the Subordination Agent and its successors as Subordination Agent under the Intercreditor Agreements.

            (c) This Agreement is not intended to, and shall not, provide any person not a party hereto (other than the Underwriters and each of the beneficiaries of Section 6 hereof) with any rights of any nature whatsoever against any of the parties hereto, and no person not a party hereto (other than the Underwriters and each of the beneficiaries of Section 6 hereof) shall have any right, power or privilege in respect of, or have any benefit or interest arising out of, this Agreement.

            SECTION 9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                     CONTINENTAL AIRLINES, INC.



                                     By
                                        ----------------------------------------
                                     Name:
                                     Title:

                                     Address:  1600 Smith Street
                                               Dept. HQS-FN
                                               Houston, TX  77002
                                               Attention:  Treasurer
                                               Facsimile:  (713) 324-2447

                                     WILMINGTON TRUST COMPANY,
                                     not in its individual capacity,
                                     except as otherwise provided
                                     herein, but solely as Pass Through
                                     Trustee



                                     By
                                        ----------------------------------------
                                     Name:
                                     Title:

                                     Address:  Rodney Square North
                                               1100 North Market Street
                                               Wilmington, Delaware 19890
                                               Attention: Corporate Trust
                                               Administration
                                               Facsimile:  (302) 651-8882

                                     WILMINGTON TRUST COMPANY,
                                     not in its individual capacity,
                                     except as otherwise provided
                                     herein, but solely as
                                     Subordination Agent under each of
                                     the Intercreditor Agreements



                                     By
                                        ----------------------------------------
                                     Name:
                                     Title:

                                     Address:  Rodney Square North
                                               1100 North Market Street
                                               Wilmington, Delaware 19890
                                               Attention: Corporate Trust
                                               Administration
                                               Facsimile:  (302) 651-8882


                                     WELLS FARGO BANK NORTHWEST,
                                     NATIONAL ASSOCIATION,
                                     as Escrow Agent



                                     By
                                        ----------------------------------------
                                     Name:
                                     Title:

                                     Address:  79 South Main Street
                                               Salt Lake City, Utah 84111
                                               Attention: Corporate Trust
                                               Department, 3rd Floor
                                               Facsimile:  (801) 246-5053

                                     WILMINGTON TRUST COMPANY,
                                     as Paying Agent



                                     By
                                        ----------------------------------------
                                     Name:
                                     Title:

                                     Address:  Rodney Square North
                                               1100 North Market Street
                                               Wilmington, Delaware 19890
                                               Attention: Corporate Trust
                                               Administration
                                               Facsimile:  (302) 651-8882

                                  SCHEDULE I to
                             NOTE PURCHASE AGREEMENT

                                 OWNED AIRCRAFT

                          OWNED AIRCRAFT
                      ----------------------
                                             U.S.                        Original Principal
 Owned Aircraft          Aircraft            Reg.         Prior          Amount of Series D
    INDENTURE             MODEL              NO.          SERIES          EQUIPMENT NOTES
----------------      -------------      ----------    ----------    ---------------------------

Trust
Indenture 656         Boeing 737-524       N11656         1997-4         $      1,000

Trust
Indenture 657         Boeing 737-524       N23657         1997-4                1,000

Trust
Indenture 658         Boeing 737-524       N18658         1997-4                1,000

Trust
Indenture 659         Boeing 737-524       N15659         1997-4                1,000

Trust
Indenture 660         Boeing 737-524       N14660         1997-4                1,000

Trust
Indenture 664         Boeing 737-524       N14664         1998-1              492,617

Trust
Indenture 665         Boeing 737-524       N13665         1998-1              255,682

Trust
Indenture 667         Boeing 737-524       N14667         1998-1            7,611,401

Trust
Indenture 668         Boeing 737-524       N14668         1998-1            7,611,401

Trust
Indenture 226         Boeing 737-824       N26226         1998-1                1,000

Trust
Indenture 127         Boeing 757-224       N48127         1998-1            1,745,450

Trust
Indenture 128         Boeing 757-224       N17128         1998-1                1,000

Trust
Indenture 129         Boeing 757-224       N29129         1998-1                1,000

Trust
Indenture 130         Boeing 757-224       N19130         1998-1                1,000



                          OWNED AIRCRAFT
                      ----------------------
                                             U.S.                        Original Principal
 Owned Aircraft          Aircraft            Reg.         Prior          Amount of Series D
    INDENTURE             MODEL              NO.          SERIES          EQUIPMENT NOTES
----------------      -------------      ----------    ----------    ---------------------------

Trust
Indenture 132         Boeing 757-224       N33132         1998-1         $  4,514,833

Trust
Indenture 717         Boeing 737-724       N29717         1998-3            5,117,659

Trust
Indenture 718         Boeing 737-724       N13718         1998-3            5,117,659

Trust
Indenture 719         Boeing 737-724       N17719         1998-3              898,492

Trust
Indenture 720         Boeing 737-724       N13720         1998-3              898,491

Trust
Indenture 721         Boeing 737-724       N23721         1998-3              898,491

Trust
Indenture 722         Boeing 737-724       N27722         1998-3              519,655

Trust
Indenture 723         Boeing 737-724       N21723         1998-3              519,655

Trust
Indenture 227         Boeing 737-824       N13227         1998-3            1,093,779

Trust
Indenture 134         Boeing 757-224       N67134         1998-3              480,732

Trust
Indenture 135         Boeing 757-224       N41135         1998-3              429,056

Trust
Indenture 136         Boeing 757-224       N19136         1998-3              379,326

Trust
Indenture 006         Boeing 777-224ER     N77006         1998-3            1,857,715

Trust
Indenture 734         Boeing 737-724       N27734         1999-1            3,532,443

Trust
Indenture 228         Boeing 737-824       N14228         1999-1            6,833,055

Trust
Indenture 232         Boeing 737-824       N26232         1999-1            6,785,724

Trust
Indenture 235         Boeing 737-824       N14235         1999-1            3,744,342



                          OWNED AIRCRAFT
                      ----------------------
                                             U.S.                        Original Principal
 Owned Aircraft          Aircraft            Reg.         Prior          Amount of Series D
    INDENTURE             MODEL              NO.          SERIES          EQUIPMENT NOTES
----------------      -------------      ----------    ----------    ---------------------------

Trust
Indenture 009         Boeing 777-224ER     N78009         1999-1         $ 26,085,789

Trust
Indenture 011         Boeing 777-224ER     N79011         1999-1           22,753,430

Trust
Indenture 729         Boeing 737-724       N24729         1999-2            2,770,644

Trust
Indenture 732         Boeing 737-724       N16732         1999-2            2,742,152

Trust
Indenture 735         Boeing 737-724       N14735         1999-2            2,712,617

Trust
Indenture 736         Boeing 737-724       N24736         1999-2            2,712,617

Trust
Indenture 236         Boeing 737-824       N35236         1999-2            3,112,834

Trust
Indenture 240         Boeing 737-824       N14240         1999-2            3,471,816

Trust
Indenture 243         Boeing 737-824       N18243         1999-2            2,239,527

Trust
Indenture 246         Boeing 737-824       N27246         1999-2            2,238,278

Trust
Indenture 249         Boeing 737-824       N14249         1999-2            2,104,868

Trust
Indenture 137         Boeing 757-224       N34137         1999-2                1,000

Trust
Indenture 013         Boeing 777-224ER     N78013         1999-2            6,038,022

Trust
Indenture 252         Boeing 737-824       N37252         2000-1            3,858,745

Trust
Indenture 253         Boeing 737-824       N37253         2000-1            3,951,584

Trust
Indenture 254         Boeing 737-824       N76254         2000-1              398,837

Trust
Indenture 139         Boeing 757-224       N17139         2000-1                1,000


                          OWNED AIRCRAFT
                      ----------------------
                                             U.S.                        Original Principal
 Owned Aircraft          Aircraft            Reg.         Prior          Amount of Series D
    INDENTURE             MODEL              NO.          SERIES          EQUIPMENT NOTES
----------------      -------------      ----------    ----------    ---------------------------

Trust
Indenture 140         Boeing 757-224       N41140         2000-1         $      1,000

Trust
Indenture 141         Boeing 757-224       N19141         2000-1                1,000

Trust
Indenture 051         Boeing 767-424ER     N66051         2000-1            8,304,820

Trust
Indenture 052         Boeing 767-424ER     N67052         2000-1            5,733,621

Trust
Indenture 053         Boeing 767-424ER     N59053         2000-1              158,387

Trust
Indenture 402         Boeing 737-924       N79402         2000-2            5,393,039

Trust
Indenture 403         Boeing 737-924       N38403         2000-2              678,463

Trust
Indenture 155         Boeing 767-224ER     N68155         2000-2            7,294,641

Trust
Indenture 156         Boeing 767-224ER     N76156         2000-2            7,224,225

Trust
Indenture 158         Boeing 767-224ER     N67158         2000-2                1,000

Trust
Indenture 056         Boeing 767-424ER     N66056         2000-2           10,673,910

                                 SCHEDULE II to
                             NOTE PURCHASE AGREEMENT

                 ELIGIBLE AIRCRAFT AND SCHEDULED DELIVERY MONTHS

                            Expected
   New Aircraft          Registration          Manufacturer's                 Scheduled
       TYPE                  NUMBER             SERIAL NUMBER              DELIVERY MONTH
------------------   -------------------   -----------------------   -------------------------

Boeing 737-824               N37263                 31583                    August 2001

Boeing 737-824               N33264                 31584                    August 2001

Boeing 737-824               N76265                 31585                    August 2001

Boeing 737-824               N33266                 32403                    August 2001

Boeing 737-824               N37267                 31586                  September 2001

Boeing 737-824               N38268                 31587                  September 2001

Boeing 737-824               N76269                 31588                   October 2001

Boeing 737-824               N73270                 31632                   October 2001

Boeing 737-824               N35271                 31589                  November 2001

Boeing 737-824               N36272                 31590                  November 2001


Boeing 737-924               N72405                 30122                    August 2001

Boeing 737-924               N73406                 30123                  September 2001

Boeing 737-924               N37407                 30124                  September 2001

Boeing 737-924               N37408                 30125                   October 2001

Boeing 737-924               N75409                 30126                  November 2001

Boeing 737-924               N75410                 30127                  December 2001

                                 SCHEDULE III to
                             NOTE PURCHASE AGREEMENT

                        ORIGINAL INTERCREDITOR AGREEMENTS


1. Intercreditor Agreement, dated as of October 23, 1997, among Wilmington Trust Company, as Class A Trustee, Class B Trustee, and Class C Trustee with respect to the Pass Through Certificates, Series 1997-4; ABN Amro Bank N.V., acting through its Chicago branch, and Westdeutsche Landesbank Girozentrale, acting through its New York branch, as Class A Liquidity Providers, Class B Liquidity Providers and Class C Liquidity Providers (as defined therein); and Wilmington Trust Company, as Subordination Agent and trustee;

2. Intercreditor Agreement, dated as of February 20, 1998, among Wilmington Trust Company, as Class A Trustee, Class B Trustee, and Class C Trustee with respect to the Pass Through Certificates, Series 1998-1; AIG Matched Funding Corp., as Class A Liquidity Provider, Class B Liquidity Provider and Class C Liquidity Provider (as defined therein); and Wilmington Trust Company, as Subordination Agent and trustee;

3. Intercreditor Agreement, dated as of November 3, 1998, among Wilmington Trust Company, as Class A-1 Trustee, Class A-2 Trustee, Class B Trustee, Class C-1 Trustee, and Class C-2 Trustee with respect to the Pass Through Certificates, Series 1998-3; Westdeutsche Landesbank Girozentrale, acting through its New York branch, as Class A-1 Liquidity Provider and Class A-2 Liquidity Provider (as defined therein); Morgan Stanley Capital Services, Inc., as Class B Liquidity Provider, Class C-1 Liquidity Provider and Class C-2 Liquidity Provider (as defined therein); and Wilmington Trust Company, as Subordination Agent and trustee;

4. Intercreditor Agreement, dated as of February 8, 1999, among Wilmington Trust Company, as Class A Trustee, Class B Trustee, and Class C Trustee with respect to the Pass Through Certificates, Series 1999-1; Bayerische Landesbank Girozentrale, as Class A Liquidity Provider, Class B Liquidity Provider and Class C Liquidity Provider (as defined therein); and Wilmington Trust Company, as Subordination Agent and trustee;

5. Intercreditor Agreement, dated as of June 17, 1999, among Wilmington Trust Company, as Class A-1 Trustee, Class A-2 Trustee, Class B Trustee, Class C-1 Trustee, and Class C-2 Trustee with respect to the Pass Through Certificates, Series 1999-2; Bayerische Landesbank Girozentrale, as Class A-1 Liquidity Provider, Class A-2 Liquidity Provider, Class B Liquidity Provider, Class C-1 Liquidity Provider and Class C-2 Liquidity Provider (as defined therein); and Wilmington Trust Company, as Subordination Agent and trustee;

6. Intercreditor Agreement, dated as of March 15, 2000, among Wilmington Trust Company, as Class A-1 Trustee, Class A-2 Trustee, Class B Trustee, Class C-1 Trustee, and Class C-2 Trustee with respect to the Pass Through Certificates, Series 2000-1; Credit Suisse First Boston, New York Branch, as Class A-1 Liquidity Provider, Class A-2 Liquidity Provider and Class B Liquidity Provider (as defined therein); Morgan Stanley Capital Services, Inc., as Class C-1 Liquidity Provider and Class C-2 Liquidity Provider (as defined therein); and Wilmington Trust Company, as Subordination Agent and trustee; as amended by the Acknowledgment and Agreement, dated May 12, 2000, among the foregoing parties and Landesbank Hessen-Thuringen Girozentrale, as replacement Class A-1 Liquidity Provider, replacement Class A-2 Liquidity Provider and replacement Class B Liquidity Provider; and

7. Intercreditor Agreement, dated as of November 28, 2000, among Wilmington Trust Company, as Class A-1 Trustee, Class A-2 Trustee, Class B Trustee, and Class C Trustee with respect to the Pass Through Certificates, Series 2000-2; Landesbank Hessen-Thuringen Girozentrale, as Class A-1 Liquidity Provider, Class A-2 Liquidity Provider, Class B Liquidity Provider and Class C Liquidity Provider (as defined therein); and Wilmington Trust Company, as Subordination Agent and trustee.

                                 SCHEDULE IV to
                             NOTE PURCHASE AGREEMENT

                            MANDATORY DOCUMENT TERMS


The following apply to the forms of New Indenture and New Participation Agreement, as modified by the Indenture Amendment and PA Amendment, respectively.

1. May not modify in any material adverse respect the Granting Clause of the New Indenture so as to deprive the Note Holders of a first priority security interest in and mortgage lien on the New Aircraft or to eliminate any of the obligations secured thereby or otherwise modify in any material adverse respect as regards the interests of the Note Holders, the 2000-2 Subordination Agent or the Loan Trustee the provisions of Article II or III or Section 4.05(c), 5.01, 5.02, 6.02, 10.01(a), 11.04, 11.11, 11.12 or
     11.13 of the New Indenture or the definition of "Make-Whole Amount" in Annex A to the New Indenture.

2. May not modify in any material adverse respect as regards the interests of the Note Holders, the 2000-2 Subordination Agent or the Loan Trustee the provisions of Section 4.1.8, 4.1.9, 4.1.10, 4.1.11, 6.1.3(b), 6.3, 10,
     12.8(a) or 12.9 of the New Participation Agreement, of the provisions of
     Section 4.1.2(x) of the New Participation Agreement so as to eliminate the requirement to deliver to the Loan Participant or the Loan Trustee, as the case may be, the legal opinions to be provided to such Persons thereunder (recognizing that the lawyers rendering such opinions may be changed) or of the provisions of Section 6.4.5(a)(ii) of the New Participation Agreement as regards the rights of the Loan Trustee thereunder or otherwise modify the terms of the New Participation Agreement to deprive the Pass Through Trustee, the 2000-2 Subordination Agent or the Loan Trustee of any indemnity or right of reimbursement in its favor for Expenses or Taxes.

     Notwithstanding the foregoing, any such Mandatory Document Term may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, PROVIDED that any such action shall not materially adversely affect the interests of the Note Holders, the 2000-2 Subordination Agent, the Loan Trustee or the Certificateholders.

                                  SCHEDULE V to
                             NOTE PURCHASE AGREEMENT

                            MANDATORY ECONOMIC TERMS


SERIES D EQUIPMENT NOTES

Obligor: Continental

Principal Amount:

The principal amount of the Series D Equipment Notes issued (i) with respect to each of the two Boeing 737-824 New Aircraft shall equal $2,467,894 and (ii) with respect to each of the two Boeing 737-924 New Aircraft shall equal $529,844.

As of the Delivery Period Termination Date, the original aggregate principal amount of all Series D Equipment Notes shall equal the original aggregate face amount of the Certificates (assuming Series D Equipment Notes are acquired for all New Aircraft).

Final Maturity Date: December 1, 2006, with no scheduled amortization. The final expected distribution date of the Certificates shall be December 1, 2006.

Debt Rate (computed on the basis of a 360-day year consisting of twelve 30-day months, payable semi-annually in arrears): 7.568%

Payment Due Rate: Debt Rate plus 2% per annum

Payment Dates: June 1 and December 1

Make-Whole Premium: As provided in Article II of the form of the New Indenture, as amended by the Indenture Amendment (the "OWNED INDENTURE FORM")

Redemption: As provided in Article II of the Owned Indenture Form

All-risk hull insurance: With respect to each Owned Aircraft, not less than the unpaid principal amount of the related Equipment Notes, together with six months of interest accrued thereon, subject to Continental's right to self-insure on terms no more favorable to Continental in any material respect than those set forth in Section G of Annex B to the Owned Indenture Form.

PARTICIPATION AGREEMENT

Mortgagee, 2000-2 Subordination Agent, Pass Through Trustee, Escrow Agent and Note Holder indemnified against Expenses and Taxes to the extent set forth in
Section 8 of the form of the New Participation Agreement, as amended by the PA Amendment

                                   ANNEX A to
                             NOTE PURCHASE AGREEMENT

                                   DEFINITIONS

"ACT" means 49 U.S.C.ss.ss.40101-46507.

"AFFILIATE" means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. For purposes of this definition, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise and "controlling," "controlled by" and "under common control with" have correlative meanings.

"AIRCRAFT PURCHASE AGREEMENT" means the Purchase Agreement No. 1951 dated July 23, 1996, as amended, between the Company and the Manufacturer (including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of such Purchase Agreement).

"BANKRUPTCY CODE" means the United States Bankruptcy Code, 11 U.S.C.ss.ss.102 ET SEQ.

"BASIC PASS THROUGH TRUST AGREEMENT" means the Pass Through Trust Agreement, dated September 25, 1997, between the Company and WTC, as pass through trustee, as such agreement may be supplemented, amended or modified, but does not include any Trust Supplement.

"BUSINESS DAY" means any day, other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Houston, Texas, Wilmington, Delaware or Salt Lake City, Utah.

"CERTIFICATES" has the meaning set forth in the fifth recital to the Note Purchase Agreement.

"CERTIFICATEHOLDER" means the Person in whose name a Certificate is registered in the Register.

"COMPANY" means Continental Airlines, Inc., a Delaware corporation.

"CORPORATE TRUST OFFICE" with respect to the Pass Through Trustee or any Loan Trustee, means the office of such trustee in the city at which at any particular time its corporate trust business shall be principally administered.

"CUT-OFF DATE" means the earlier of (a) the day after the Delivery Period Termination Date and (b) the date on which a Triggering Event occurs.

"DELIVERY PERIOD TERMINATION DATE" means the earlier of (a) February 1, 2002, or, if the Series D Equipment Notes relating to all of the New Aircraft (or Substitute Aircraft in lieu thereof) have not been purchased by the Pass Through Trustee on or prior to such date due to any reason beyond the control of the Company and not occasioned by the Company's fault or negligence, May 1, 2002 (provided that, if a labor strike occurs or continues at the Manufacturer after the Prior Issuance Date on or prior to either or both of such dates referred to in this clause (a), such date or dates on or following the Prior Issuance Date shall be extended by adding thereto the number of days that such strike continued in effect after the Prior Issuance Date) and (b) the date on which Series D Equipment Notes issued with respect to all of the New Aircraft (or Substitute Aircraft in lieu thereof) have been purchased by the Pass Through Trustee in accordance with the Note Purchase Agreement.

"DELIVERY DATE" means the Business Day on which a New Aircraft is delivered to and accepted by the Company.

"DEPOSIT" has the meaning set forth in the tenth recital to the Note Purchase Agreement.

"DEPOSIT AGREEMENT" has the meaning set forth in the tenth recital to the Note Purchase Agreement.

"DEPOSITARY" means Credit Suisse First Boston, a banking institution organized under the laws of Switzerland, acting through its New York branch.

"ELIGIBLE AIRCRAFT" has the meaning set forth in the fourth recital to the Note Purchase Agreement.

"EQUIPMENT NOTES" means and includes any equipment notes issued under any Indenture in the form specified in Section 2.01 thereof (as such form may be varied pursuant to the terms of such Indenture or any related Indenture Amendment) and any Equipment Note issued under any Indenture in exchange for or replacement of any other Equipment Note.

"ESCROW AGENT" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

"ESCROW AND PAYING AGENT AGREEMENT" has the meaning set forth in the tenth recital to the Note Purchase Agreement.

"FAA" means the Federal Aviation Administration of the United States.

"FINAL WITHDRAWAL" with respect to the Escrow and Paying Agent Agreement, has the meaning set forth in Section 1.02 thereof.

"FINANCING AGREEMENTS" means, collectively, a Participation Agreement, an Indenture and the Equipment Notes issued thereunder.

"GOVERNMENT ENTITY" means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Agreements or relating to the observance or performance of the obligations of any of the parties to the Operative Agreements.

"INDENTURE" means a New Indenture or an Owned Aircraft Indenture.

"INDENTURE AMENDMENT" means an amendment to an Owned Aircraft Indenture substantially in the form of Exhibit A-2 hereto.

"INTERCREDITOR AGREEMENT AMENDMENT" means, in the case of an Intercreditor Agreement for a Prior Series, Amendment No. 1 to Intercreditor Agreement, dated the Issuance Date, among the Company, the pass through trustees for such Prior Series, the liquidity providers for such Prior Series and the Subordination Agent, providing for, among other things, the Pass Through Trustee to become a party to such Intercreditor Agreement.

"INTERCREDITOR AGREEMENTS" has the meaning set forth in the sixth recital to the Note Purchase Agreement.

"ISSUANCE DATE" means the date of original issuance of the Certificates.

"LAW" means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

"LIQUIDITY FACILITY" means a "Liquidity Facility" as defined in any Intercreditor Agreement.

"LIQUIDITY PROVIDER" means a "Liquidity Provider" as defined in any Intercreditor Agreement.

"LOAN TRUSTEE" means the "Mortgagee" as defined in the Financing Agreements.

"MANDATORY DOCUMENT TERMS" means the terms set forth on Schedule IV to the Note Purchase Agreement.

"MANDATORY ECONOMIC TERMS" means the terms set forth on Schedule V to the Note Purchase Agreement.

"MANUFACTURER" means The Boeing Company, a Delaware corporation, solely in its capacity as manufacturer or seller of New Aircraft.

"NEW AIRCRAFT" has the meaning set forth in the fourth recital to the Note Purchase Agreement.

"NEW INDENTURE" means a Trust Indenture and Mortgage substantially in the form of Exhibit C-2 to the 2000-2 Note Purchase Agreement.

"NEW PARTICIPATION AGREEMENT" means a Participation Agreement substantially in the form of Exhibit C-1 to the 2000-2 Note Purchase Agreement.

"NOTE HOLDER" means the registered holder of a Series D Equipment Note.

"NOTE PURCHASE AGREEMENT" means the Note Purchase Agreement to which this Annex A is attached.

"NOTICE OF PURCHASE WITHDRAWAL" with respect to the Deposit Agreement, has the meaning set forth in Section 2.3 thereof.

"OPERATIVE AGREEMENTS" means, collectively, the Pass Through Trust Agreement, the Escrow and Paying Agent Agreement, the Deposit Agreement, the Intercreditor Agreements, the Series D Equipment Notes, the Certificates and the Financing Agreements.

"ORIGINAL INTERCREDITOR AGREEMENTS" has the meaning set forth in the sixth recital to the Note Purchase Agreement.

"OWNED AIRCRAFT" has the meaning set forth in the third recital to the Note Purchase Agreement.

"OWNED AIRCRAFT INDENTURE" means, in the case of any Owned Aircraft, the indenture corresponding thereto listed on Schedule I to the Note Purchase Agreement, as amended by the related Indenture Amendment and, in the case Trust Indenture 656, Trust Indenture 657, Trust Indenture 667, Trust Indenture 668 and Trust Indenture 718, as previously amended by Amendment No. 1 thereto dated November 9, 1998, November 9, 1998, March 22, 1999, March 22, 1999 and August 30, 1999, respectively.

"OWNED AIRCRAFT PARTICIPATION AGREEMENT" means, in the case of any Owned Aircraft, the "Participation Agreement" as defined in the Owned Aircraft Indenture corresponding to such Owned Aircraft, as amended by the related PA Amendment.

"PA AMENDMENT" means an amendment to an Owned Aircraft Participation Agreement substantially in the form of Exhibit A-1 hereto.

"PARTICIPATION AGREEMENT" means a New Participation Agreement or an Owned Aircraft Participation Agreement.

"PASS THROUGH TRUST" has the meaning set forth in the fifth recital to the Note Purchase Agreement.

"PASS THROUGH TRUST AGREEMENT" has the meaning set forth in the fifth recital to the Note Purchase Agreement.

"PASS THROUGH TRUSTEE" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

"PAYING AGENT" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

"PERSON" means any individual, firm, partnership, joint venture, trust, trustee, Government Entity, organization, association, corporation, limited liability company, government agency, committee, department, authority and other body, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

"PRIOR ISSUANCE DATE" means November 28, 2000.

"PRIOR SERIES" has the meaning set forth in the second recital to the Note Purchase Agreement.

"PROSPECTUS SUPPLEMENT" means the final Prospectus Supplement, dated July 13, 2001, to the Prospectus, dated March 23, 2001, of the Company relating to the offering of the Certificates.

"RATING AGENCIES" means, collectively, at any time, each nationally recognized rating agency which shall have been requested to rate the Certificates and which shall then be rating the Certificates. The initial Rating Agencies will be Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

"RATING AGENCY CONFIRMATION" means, with respect to (1) any Financing Agreement that has been modified in any material respect from the forms thereof attached to the Note Purchase Agreement or (2) a Substitute Aircraft, a written confirmation from each of the Rating Agencies that (1) the use of such Financing Agreement with such modifications or (2) the substituting of such Substitute Aircraft for an Eligible Aircraft, respectively, whichever of the foregoing shall in a particular case require Rating Agency Confirmation, would not result in (i) a reduction of the rating for the Certificates below the then current rating for the Certificates or (ii) a withdrawal or suspension of the rating of the Certificates.

"REGISTER" means the register maintained pursuant to Sections 3.04 and 7.12 of the Basic Pass Through Trust Agreement with respect to each Pass Through Trust.

"REGULAR DISTRIBUTION DATES" shall mean June 1 and December 1 of each year, commencing December 1, 2001.

"SECTION 1110" means 11 U.S.C. ss. 1110 of the Bankruptcy Code or any successor or analogous Section of the federal bankruptcy Law in effect from time to time.

"SERIES D EQUIPMENT NOTES" means Equipment Notes issued under an Indenture and designated as "Series D" thereunder, if any.

"SUBORDINATION AGENT" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

"SUBSTITUTE AIRCRAFT" has the meaning set forth in Section 1(g) of the Note Purchase Agreement.

"TAXES" means all license, recording, documentary, registration and other similar fees and all taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by any Taxing Authority, together with any penalties, additions to tax, fines or interest thereon or additions thereto.

"TAXING AUTHORITY" means any federal, state or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority or any territory or possession of the United States or any taxing authority thereof.

"TRANSACTION DOCUMENT" has the meaning set forth in Section 3(a)(i).

"TRIGGERING EVENT" means a "Triggering Event" as defined in any Intercreditor Agreement.

"2000-2 NOTE PURCHASE AGREEMENT" means the Note Purchase Agreement, dated as of November 28, 2000, among the Company, WTC, as pass through trustee under the pass through trust agreements referred to therein, WTC, as subordination agent, WFB, as escrow agent, and WTC, as paying agent.

"2000-2 SUBORDINATION AGENT" means the Subordination Agent with respect to the Intercreditor Agreement for the Continental Airlines pass through certificates, Series 2000-2.

"UNDERWRITING AGREEMENT" has the meaning set forth in the seventh recital to the Note Purchase Agreement.

"UNDERWRITERS" has the meaning set forth in the seventh recital to the Note Purchase Agreement.

"WFB" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

"WTC" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

                                 EXHIBIT A-1 to
                             NOTE PURCHASE AGREEMENT

                              FORM OF PA AMENDMENT


                               [Filed Separately]

                                 EXHIBIT A-2 to
                             NOTE PURCHASE AGREEMENT

                           FORM OF INDENTURE AMENDMENT


                              [Filed Separately]

                                  EXHIBIT B to
                             NOTE PURCHASE AGREEMENT


                                 DELIVERY NOTICE


                            Dated as of [__________]



To each of the addressees listed
         in Schedule A hereto

               RE: DELIVERY NOTICE IN ACCORDANCE WITH NOTE PURCHASE AGREEMENT REFERRED TO BELOW
                    ------------------------------------------------

Gentlemen:

            Reference is made to the Note Purchase Agreement, dated as of July 31, 2001, among Continental Airlines, Inc. (the "COMPANY"), Wilmington Trust Company, as Pass Through Trustee under the Pass Through Trust Agreement (as defined therein) (the "PASS THROUGH TRUSTEE"), Wilmington Trust Company, as Subordination Agent under each of the Intercreditor Agreements (as defined therein) (the "SUBORDINATION AGENT"), Wells Fargo Bank Northwest, National Association, as Escrow Agent (the "ESCROW AGENT") and Wilmington Trust Company, as Paying Agent (the "PAYING AGENT") (as in effect from time to time, the "NOTE PURCHASE AGREEMENT"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreement.

            Pursuant to Sections 1(b) of the Note Purchase Agreement, the undersigned hereby notifies you, in respect of the Boeing [_______] aircraft with manufacturer's serial number [______] (the "AIRCRAFT"), of the following:

(1)  The Scheduled Delivery Date of the Aircraft is [_________];

(2)  The Funding Date for the Aircraft shall be [__________]; and

(3) The aggregate amount of Series D Equipment Notes to be issued, and purchased by the Pass Through Trustee, on the Funding Date in connection with the financing of such Aircraft is as follows: $[__________]

            The Company hereby instructs the Pass Through Trustee to (i) execute a Withdrawal Certificate in the form of Annex A hereto dated as of [__________] and attach thereto a Notice of Purchase Withdrawal dated such date completed as set forth on Exhibit A hereto and (ii) deliver such Withdrawal Certificate and Notice of Purchase Withdrawal to the Escrow Agent.

            The Company hereby instructs the Pass Through Trustee to (i) purchase Series D Equipment Notes in an amount set forth in clause (3) above with a portion of the proceeds of the withdrawals of Deposits referred to in the applicable Notice of Purchase Withdrawal referred to above and (ii) re-deposit with the Depositary the excess, if any, of the amount so withdrawn OVER the purchase price of such Series D Equipment Notes.

            The Company hereby instructs the Pass Through Trustee to (a) enter into the Participation Agreement [____] dated as of [__________] among the Company and Wilmington Trust Company, as Mortgagee and Loan Participant, (b) perform its obligations thereunder and (c) deliver such certificates, documents and legal opinions relating to such Pass Through Trustee as required thereby.

Yours faithfully,

Continental Airlines, Inc.


By:
   -------------------------------------
   Name:
   Title:

                                   SCHEDULE A

Wilmington Trust Company, as
   Pass Through Trustee, Subordination
   Agent and Mortgagee
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890
Attention:  Corporate Trust Administration
Facsimile:  (302) 651-8882

Wells Fargo Bank Northwest, National Association,
   as Escrow Agent
79 South Main Street, 3rd Floor
Salt Lake City, Utah  84111
Attention:  Corporate Trust Department
Facsimile:  (801) 246-5053

Standard & Poor's Ratings Services
55 Water Street, 35th Floor
New York, New York 10004
Attention:  Michael K. Vernier
Facsimile:  (212) 438-6632

Moody's Investors Service, Inc.
99 Church Street
New York, New York 10007
Attention:  Richard Bittenbender
Facsimile:  (212) 553-3855

                                                                         Annex A



                             WITHDRAWAL CERTIFICATE
                                   (Class ___)



Wells Fargo Bank Northwest, National Association, as Escrow Agent

Ladies and Gentlemen:

            Reference is made to the Escrow and Paying Agent Agreement, dated as of July 31, 2001 (the "Agreement"). We hereby certify to you that the conditions to the obligations of the undersigned to execute a Participation Agreement pursuant to the Note Purchase Agreement have been satisfied. Pursuant to Section 1.02(c) of the Agreement, please execute the attached Notice of Withdrawal and immediately transmit by facsimile to the Depositary, at (212) 325-8319.

            Capitalized terms used herein but not defined herein shall have the meanings set forth in the Agreement.

                               Very truly yours,

                               WILMINGTON TRUST COMPANY,
                               not in its individual capacity by solely as Pass Through Trustee


                               By:
                                   ---------------------------------------------
                                   Name:
                                   Title:



Dated: As of [__________]

                                                                       Exhibit A


                         NOTICE OF PURCHASE WITHDRAWAL



CREDIT SUISSE FIRST BOSTON
New York Branch
11 Madison Avenue
New York, NY  10010
Attention: Robert Finney
Telecopier: 212-325-8319


Gentlemen:

            Reference is made to the Deposit Agreement dated as of July 31, 2001 (the "DEPOSIT AGREEMENT") between Wells Fargo Bank Northwest, National Association, as Escrow Agent, and Credit Suisse First Boston, New York branch, as Depositary (the "DEPOSITARY").

            In accordance with Section 2.3(a) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of the Deposit, $[_______], Account No. [____].

            The undersigned hereby directs the Depositary to pay the proceeds of the Deposit to [___________________], Account No. ____, Reference: _________] on
________ __, 20___, upon the telephonic request of a representative of the Pass Through Trustee.


                                       WELLS FARGO BANK NORTHWEST,
                                       NATIONAL ASSOCIATION,
                                       as Escrow Agent


                                       By
                                          --------------------------------------
                                          Name:
                                          Title:


Dated: As of [__________]

                                  EXHIBIT G to
                             NOTE PURCHASE AGREEMENT

            Subordination. (a) As between the Note Holders, this Trust Indenture shall be a subordination agreement for purposes of Section 510 of the United States Bankruptcy Code, as amended from time to time.

            (b) If any Note Holder receives any payment in respect of any obligations owing hereunder, which is subsequently invalidated, declared preferential, set aside and/or required to be repaid to a trustee, receiver or other party, then, to the extent of such payment, such obligations intended to be satisfied shall be revived and continue in full force and effect as if such payment had not been received.

            (c) Each of the Note Holders may take any of the following actions without impairing its rights under this Trust Indenture:

            (i) obtain a Lien on any property to secure any amounts owing to it hereunder,

            (ii) obtain the primary or secondary obligation of any other obligor with respect to any amounts owing to it hereunder,

            (iii) renew, extend, increase, alter or exchange any amounts owing to it hereunder, or release or compromise any obligation of any obligor with respect thereto,

            (iv) refrain from exercising any right or remedy, or delay in exercising such right or remedy, which it may have, or

            (v) take any other action which might discharge a subordinated party or a surety under applicable law;

provided, however, that the taking of any such actions by any of the Note Holders shall not prejudice the rights or adversely affect the obligations of any other party under this Trust Indenture.